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Exhibit 99.1

    Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: 8/3/01
	By:	/s/ ROBERT L. DEINHAMMER Robert L. Deinhammer

Robert L. and Annie M. Deinhammer Family Trust

	By:	/s/ ROBERT L. DEINHAMMER
Name: Robert L. Deinhammer
Title: Trustee

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Exhibit 99.1